Exhibit 5.1

Aurora Technology Acquisition Corp.

3rd Floor, One Capital Place

PO Box 10190

Grand Cayman, KY1-1002

Cayman Islands

30 December 2021

Dear Sir or Madam,

AURORA TECHNOLOGY ACQUISITION CORP.

We have acted as Cayman Islands counsel to Aurora Technology Acquisition Corp. (the “Company”) to provide this legal opinion in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (including its exhibits, the “Registration Statement”) for the purposes of, registering with the Commission under the Act, the offering and sale to the public of:

(a)

up to 23,000,000 units (including 3,000,000 units, which the several underwriters (“Underwriters”), for whom Maxim Group LLC are acting as representatives (“Representatives”), will have a 45-day option to purchase from the Company to cover over-allotments, if any) (“Units”) at an offering price of US$10 per Unit, each Unit consisting of:

(i)	one Class A ordinary share of a par value of US$0.0001 of the Company (“Ordinary Shares”);

(ii)	a fraction of one redeemable warrant, each whole warrant exercisable to purchase one-half (1/2) of one Ordinary Share at a price of US$11.50 per Ordinary Share (“Warrants”); and

(iii)	one right to receive one-tenth (1/10) of an Ordinary Share upon the consummation of an initial business combination, as described in more detail in the Registration Statement (“Rights”);

(b)	all Ordinary Shares, Warrants and Rights issued as part of the Units.

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, or copies of the Documents listed in Schedule 1.

In giving this opinion we have also relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1. Aurora Technology Acquisition Corp. (the “Company”) has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

2. The Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, such Ordinary Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3. The execution, delivery and performance of the Unit Certificate, the Warrants Agreement and the Rights Documents have been authorised by and on behalf of the Company and, once the Unit Certificate and the Warrant Documents have been executed and delivered by any director or officer of the Company, the Unit Certificate, the Warrants Agreement and the Rights Documents will be duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit, the benefit of your legal advisers acting in that capacity and the benefit of the purchasers of Units in relation to the Registration Statement and may not be relied upon by any other person without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings “Legal Matters”, “Risk Factors”, “Shareholders’ Suits” and “Enforcement of Civil Liabilities” in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ DINNER MARTIN ATTORNEYS T/A DENTONS

DINNER MARTIN ATTORNEYS T/A DENTONS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1. The certificate of incorporation dated 6 August 2021 and the memorandum and articles of association of the Company as registered or adopted on 6 August 2021 (the “Memorandum and Articles”);

2. A certified copy of the register of directors and officers of the Company (the “Register of Directors”);

3. The written resolutions of the board of directors of the Company (the “Resolutions”) and the corporate records of the Company maintained at its registered office in the Cayman Islands;

4. A certificate of good standing with respect to the Company issued by the Registrar of Companies (the “Certificate of Good Standing”);

5. A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”);

6. The Registration Statement;

7. A draft of the form of the unit certificate representing the Units being issued in accordance with the provisions of the Registration Statement (the “Unit Certificate”);

8. A draft of a warrants agreement by and between the Company and Continental Stock Transfer &Trust Company governing the terms of the Warrants (the “Warrants Agreement”)

9. A draft of the form of the rights agreement and the rights certificate constituting the Rights (the “Rights Documents”); and

10. A draft of the underwriting agreement between the Company and the Representatives.

The documents listed in paragraphs 1-10 inclusive above shall be referred collectively herein as the “Documents”.

SCHEDULE 2

ASSUMPTIONS

1. Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2. All signatures, initials and seals are genuine.

3. The Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

4. The Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York (the “Relevant Law”) and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

5. The choice of the Relevant Law as the governing law of the Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands).

4. The Documents are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

5. There are no records of the Company, agreements, documents or arrangements other than the Documents expressly referred to herein as having been examined by us which restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

6. No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Memorandum and Articles (as amended) as giving rise to the winding up of the Company (if any) has in fact occurred.

7. The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Documents.

8. No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Units, the Warrants, the Rights or the Ordinary Shares.

9. There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Documents.

10. No monies paid to or for the account of any party under the Documents or any property received or disposed of by any party to the Documents in each case in connection with the Documents or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively).

11. There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out herein. Specifically, we have made no independent investigation of the Relevant Law.

12. The Company will receive money or money’s worth in consideration for the issue of the Ordinary Shares and none of the Ordinary Shares were or will be issued for less than par value.

SCHEDULE 3

QUALIFICATIONS

1. To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

2. Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

3. The term “enforceable” as used above means that the obligations assumed by the Company under the Documents are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)

enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction; and

(d)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences.

4. Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third-party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes paragraph 2 of the opinion, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

5. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

6. In this opinion letter, the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Aurora Technology Acquisition Corp.

3rd Floor, One Capital Place

PO Box 10190

Grand Cayman, KY1-1002

Cayman Islands

30 December 2021

To: Dinner Martin Attorneys T/A Dentons

3rd Floor, One Capital Place

PO Box 10190

Grand Cayman, KY1-1002

Cayman Islands

Aurora Technology Acquisition Corp. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1.	The Memorandum and Articles remain in full force and effect and are unamended.

2.	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.

3.

The Company’s Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4.

The authorised share capital of the Company is US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each. The issued share capital of the Company is 5,750,000 Class B ordinary shares, which have been duly authorised and are validly issued as fully-paid and non-assessable.

5.	The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way.

6.	The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows: Zachary Wang

Cathryn Chen

Yida Gao

7.

The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

8.

Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

9.

Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10.

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

11.

To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

12.	The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

13.	No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares.

14.	The Ordinary Shares to be issued pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members (shareholders).

15.	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

16.

There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Documents.

(Signature Page follows)

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:
Name:	Zachary Wang
Title:	Director